Exhibit 10.5

LEASE AMENDMENT

Reference is made to the lease dated November 17, 2017 between 13901 Leasing Company, LLP and EnSyne, Inc. for a portion of the premises as N88 W13901 Main Street, Menomonee Falls, Wisconsin

It is hereby agreed between the parties that the date mentioned in Paragraph 19 of Section XXVIII of the Lease is hereby changed to December 15, 2017, time is of the essence.

In all other respects, the Lease remains unchanged.

Dated this 1st day of December, 2017		Dated this 30th day of November, 2017

13901 LEASING COMPANY, LLP		ENSYNC, INC.

By:	/s/ James P. Siepmann	By:	/s/ Brad Hansen
James P. Siepmann, General Partner		Brad Hansen, President